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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Partners of
    AMERICAN REAL ESTATE PARTNERS, L.P.


We have issued our reports dated March 11, 2005 accompanying the consolidated financial statements of American Real Estate Partners, L.P. and subsidiaries, and accompanying the schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2004 which are incorporated by reference in this Registration Statement. We have also issued our reports dated May 6, 2005 on the supplemental consolidated financial statements and June 2, 2005 on the consolidated financial statements and schedule, and supplemental consolidated financial statements for the year ended December 31, 2004 of American Real Estate Partners, L.P. and subsidiaries which are also incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."


                                        /s/ GRANT THORNTON LLP


New York, New York
June 22, 2005